Proposal for Services

Developed for:

Marathon Patent Group
May 11, 2020

Prepared By:

Ro Shirole
VP Sales and Corporate Development

About Compute North

Thank you for your interest in Compute North! Compute North is a data center company that provides efficient, low-cost, infrastructure services for clients in the blockchain, cryptocurrency mining and the broader high-performance computing space. Offering solutions to investors and miners of mid to large-scale operations, Compute North has developed the strategic infrastructure that helps mining professionals better capitalize on one of the most exciting opportunities in today's market. With extensive experience in installing, scaling and operating cryptocurrency and blockchain infrastructure, Compute North is a trusted provider in the industry with a focus on creating the next generation of data center colocation services.

We are excited to work with Marathon Patent Group on this project and sincerely appreciate the opportunity to earn your business. We have worked with hundreds of similar organizations and feel confident we can do the same for you.

Why Compute North?

We develop highly economical data centers specifically for distributed and high-performance computing.

Our vision is to create and operate best-in-class, sustainable and low-cost Tier Zero colocation facilities for large-scale high-performance computing applications.

Led by an experienced management team with deep experience in technology, finance, and energy, we differentiate ourselves by providing our clients rapid service deployment, integrity in everything we do and operational excellence. We are proud to say that we have become known as one of the leaders in this emerging space by executing with speed and precision.

- **Our People:** The U.S. based team at Compute North are recognized veterans with a proven track record.
- **Our Operations:** We understand what it takes to deliver large-scale, readily accessible hosting infrastructure for crypto mining and blockchain technology.
- **Fair and Transparent Pricing:** Compute North delivers added value through our transparent all-in price that is honest, fair, and a win-win for all parties involved.

Our Facilities

We have built our facilities in the most strategic locations in the U.S., so you can focus on your ROI rather than worrying about the logistics. With experienced technology professionals, reliable power, and straightforward competitive pricing at our facilities, your equipment is always safe and running optimally.

Protecting Your Investment

Our facilities have 24/7 surveillance and industry-leading security measures to ensure your equipment and your data are always safe. We further protect your investment by keeping the exact locations of our colocation centers confidential from everyone but our customers.

Making Mining More Affordable

Due to the increasing popularity and complexity of cryptocurrency mining, operational costs are going up every day. If you want your mining operations to deliver the best ROI, you need to host your equipment in a cost-competitive environment. We drive down your expenses by utilizing cost-efficient renewable energy in regions where power costs are at rock bottom.

A U.S. Based Colocation Mining Operation

With U.S. based facilities in key locations as well as partnerships around the globe, you're never that far from your state-of-the-art rig. Adhering to the highest standards, and sourcing locations that are well-equipped, ensures your miners have access to the best technology requirements at the most affordable power costs.

What's Included?

- **Cooling** – Ambient air cooling for maximum hardware performance.
- **Remote Hands Support** - Our on-site staff is there when you need them, providing free reboots and equipment swaps.
- **Security** – A secure environment to keep your hardware and data safe.
- **Internet** – A redundant internet connection.

Locations

Texas

Status: At capacity

Customer Testimonial:

"The whole experience was amazing, especially with the Minery situation. Should I get miners in the future, Compute North will be the first place I look to host them."

-Jesse B.



South Dakota

Status: At capacity



Customer Testimonial:

"I'd like to give a shout out to you guys. MineryTech was well known for its fantastic customers services, and I was at first hesitant to use you guys as there was little (though positive) comments regarding Compute North. It's great to know that you guys maintain the same level of professionalism! Great service and constant communication! Keep it up."

-Austin H.

Nebraska

Status: Open and adding capacity

- 100 MW total capacity
- Modular data center design
- Built to be dense, low-cost and extract heat as efficiently as possible
- Most efficient use of capital and ability to add incremental capacity once computing devices are acquired



Customer Testimonial:

"Wanted to say thanks again for the whole team's efforts to go get my miners on a Friday night. David came in Saturday morning and setup my miners. This customer service is one of or more so the best I have ever gotten, you guys have moved a step ahead of American Express which means a lot in my books! MDI and the other 3 hosting providers I used before Compute North would have told me to get lost if I asked what I did last night. Thanks again, above is the reason why you will have my business for life and why I will continue to push your services not only in real life, but all-over social media as well."

-Kevin H.

Bitcoin Miner Hosting Services

Crypto mining made easy

Our miner hosting services are designed specifically for cryptocurrency mining and have the high-power requirements necessary to mine all the most popular and most profitable currencies. With facilities designed with the right capacity and components to continuously power all of the most popular cryptocurrency mining hardware, we've built powerful cryptocurrency mining host services that are equipped to handle complex operations while being easy to use.

The Compute North advantage includes:

- Cost-competitive infrastructure powered by renewable energy
- Securc cnvironment to keep your hardware and your data safe
- Simple, fixed pricing includes power, space, ambient air cooling, internet access, physical racks, and security

One Price, All the Benefits

Your monthly costs shouldn't be an unknown. We believe in transparent pricing that gives you everything you need to power your operations. With competitive pricing and volume discounts, we take all the guesswork out of your investment. Your all-inclusive pricing covers:

- Crypto mining power
- Space for your equipment
- Direct air cooling
- Internet access
- Physical racking
- Security
- 240V
- Free reboots and equipment swaps

Here's How it Works

- Step 1: You outline your power requirements and send us your hardware.
- Step 2: We set up your equipment and provide secure, efficient, and cost-effective space and power.
- Step 3: We continuously power and monitor your equipment so you can maximize your mining efforts at the best possible return.

For further details, please request a service agreement.

Managed Blockchain Services

Experience the difference expertise makes

You want your mining gear to be running at maximum performance so that you see the best possible ROI on your investment. The reality is, to accomplish this the average person spends way too much time monitoring individual miners, troubleshooting technical issues, handling firmware updates and more. With our expertise and onsite technical resources, our team can help you take care of the essential tasks that you can't, or prefer not to, in order to ensure you get the most out of your ASIC mining rigs.

Not only do we provide the ultimate in blockchain infrastructure with all the right components to power your operations, Compute North managed blockchain services removes the day-to-day complexities of miner operation. Your hardware will be enrolled in Compute North's monitoring system, MinerSentry, that will proactively alert our team of miner faults. Compute North will automatically lead the troubleshooting process and dispatch onsite technicians as needed in order to resolve issues with the miners.

Advantages of Compute North managed blockchain services include:

- **Hashrate Monitoring and Alerting:** Your miners will be automatically setup with MinerSentry, our proprietary monitoring and alerting system. Our team will have visibility when issues arise like devices going offline, low hashrate, or high temperature.
- **Onsite Support:** Compute North will monitor and automatically dispatch an onsite technician to investigate alerts received from miner monitoring systems. A customer support request is not required to begin remediation of miners.
- **Factory firmware updates:** If you desire, Compute North can take care of installing the latest stock firmware release from the miner manufacturer.
- **Miner Configuration:** Compute North can handle the configuration of your miners, at your direction, to take care of things like pool changes, adjust overclocking settings, change coins mined or mining algorithms.

Bundles to Meet Your Needs

Compute North offers two primary hosting options – managed and unmanaged. Understanding which option is best for you will help guide your decision when selecting a bundle.

Hosting Basic
Our Basic package is a cost-effective offering tailored to the mining client that has the capabilities to self-manage their miners. As part of this solution, Compute North provides the power, network and rack space necessary to operate the miners as well as onsite personnel that can perform miner maintenance activities as directed by you. You will have secure remote access to your hardware and would be responsible for monitoring your miners for faults, leading the troubleshooting and remediation process, leveraging Compute North's onsite team as needed.

Hosting Select
Our Select service is a managed offering designed for clients that prefer to be hands-off with the maintenance and upkeep of their miners. With this package, miners will be enrolled in Compute North's monitoring system, MinerSentry, that will proactively alert our team of miner faults. Compute North will automatically lead the troubleshooting process and dispatch onsite technicians as needed on behalf of the customer in order to resolve issues with the miners.

Bundles in detail:

	Basic	Select
Core Features		
Equipment	Customer Provided	Customer Provided
Equipment Managed	No	Yes
Rack Space	X	X
240V Power	X	X
Ambient Air Cooling	X	X
Redundant Internet Connectivity	X	X
Physical Security	X	X
Premium Features		
Miner Configuration		X
Miner Monitoring		X
Alert Management and Proactive Response		X
Automated Rules-based Reboots		X
Stock Firmware Upgrades		X
Technical Support		
Basic Remote Hands	X	X
Advanced Remote Hands		X
SLA Level	Network & Power	Hashrate Performance
VPN Access	X	
RMA Processing		X

**Only available for supported ASIC and GPU miners.*

Here's How it Works

- **Step 1**: You outline your power and hardware requirements and select the package option suited to your needs
- **Step 2**: We set up your equipment and provide secure, efficient, and cost-effective space and power.
- **Step 3**: Your equipment runs in our Tier 0 data center so you can maximize your mining efforts at the best possible return

For further details, please request a service agreement.

Pricing Information

Hosting Costs

Equipment Details	Bitmain S19 Pro
Number of Units	660
Package	Basic
Contract Term	Co-term with existing contract
Monthly Hosting Fee (per unit)	$136.51
Monthly Package Fee (per unit)	N/A
Total Monthly Fee	$90,096.60
Setup Fee	Waived

Equipment Costs

Equipment Details	Bitmain S19 Pro (July Batch)
Number of Units	660
Unit Cost	$2,620.00
Total Cost	$1,729,200.00

Proposal Assumptions and Notes

- This quote is valid for 7 days.
- This proposal is subject to Compute North approval and is not a binding offer. Additional terms and conditions that apply to the products and services listed in this proposal will be set out in a complete service agreement.
- Unless otherwise indicated, all charges and fees included in this proposal are in US dollars and do not include applicable taxes. The client will be responsible to pay all applicable taxes.
- Unless otherwise indicated, this proposal is based on a twenty-four (24) month term.
- Equipment may be swapped out during the contract with a new signed contract. Depending on configuration changes, setup fees may apply.
- Equipment cost does not include shipping, duties, and tariffs if applicable.

Next Steps

To proceed forward, we require a signed contract and a deposit for the last two months of service paid via credit card, wire transfer or cryptocurrency. Once this is in place, our operations team will schedule and coordinate the build out and arrange for delivery of your miners. If you wish to proceed, please let us know the following information and I will prepare a contract for you:

Name (or legal entity): MARATHON PATENT Group, Inc

Address: 1180 North Town Center Dr. Ste 100

Primary Phone Number: LAS Vegas, NV 89144

Regards, [signature], CEO

Ro Shirole
(E) ro.shirole@computenorth.com
(O) 952.279.0587
(M) 612.709.7676

深圳比特微电子科技有限公司
Shenzhen Microbt Electronics Technology Co., Ltd
深圳市南山区高新南六道航盛科技大厦801
Room 801， HASE Plaza, No.6 Gaoxinnan Road, Nanshan, Shenzhen, Guangdong, PR.China
E：zhangwencheng@microbt.com

PROFORMA INVOICE
形式发票

Billed by: Shenzhen Microbt Electronics Technology Co., Ltd
Room 801， HASE Plaza, No.6 Gaoxinnan Road, Nanshan,
Shenzhen, Guangdong, PR.China

Invoice# 20200506-001
S/C #: SC20200506-001
Date: 2020/5/6

Bill To: Marathon Patent Group, Inc
1180 North Town Center Dr Ste 100 Las Vegas, NV 89144

装船口岸 From	SHENZHEN	经 Via	HONGKONG	目的地 Destination

DESCRIPTIONS/货物品名及描述	QUANTITY/数量		Unit Price/单价		AMOUNT/总金额
			DDP NE		
Server M31S+ 80TH/服务器M31S+ 80TH	340	USD	1,850.00	USD	629,000.00
Server M31S+ 78TH/服务器M31S+ 78TH	180	USD	1,808.25	USD	325,485.00
Server M31S+ 76TH/服务器M31S+ 76TH	180	USD	1,766.50	USD	317,970.00
Total/总计：	700	PCS		USD	1,272,455.00

Amount/总金额：USD One Million Two Hundred Seventy Two Thousand Four Hundred Fifty Five Only.
Delivery Schedule/交货时间：Within 10 days from the date when Advance Payment Received
Bank Details/收款银行信息：Beneficiary Bank Name: THE BANK OF EAST ASIA LIMITED)
Beneficiary Bank Address: 26/F (G/F BEA TOWER MC5 418 KUWN TONG RD KWUN TONG HONGKONG
Beneficiary Bank Swift ：BEASHKHH
Beneficiary Account No. ：01525668033938
Beneficiary Name ：INCHIGLE TECHNOLOGY HONGKONG LIMITED

COMPANY STAMP
Shenzhen Microbt Electronics Technology Co., Ltd

Authorized Signature:

Zhang Wencheng

赢趣购技术香港有限公司
INCHIGLE TECHNOLOGY HONGKONG LIMITED

香港九龙新蒲岗双喜街7号业丰大厦17楼1707室
ROM1707， 17/F YIP FUNG GLDG NO.7 SHEUNG HEI ST SAN PO KONG KLN, HONGKONG
E：vincentzte@gmail.com

PURCHASE ORDER
销售合同

Purchaser: Marathon Patent Group, Inc
1180 North Town Center Dr Ste 100 Las Vegas, NV 89144

S/C No: SC20200506-001
Date: 2020/5/6

Ship To: Compute North, LLC
3215 Global Drive Place, Kearney, NE 68847

按本合同条款，买方同意购入，卖方同意出售下述产品，谨此签约

The undersigned Sellers and Buyers have agreed to enclose the followed transactions according to the term and conditions stipulated below:

DESCRIPTIONS/货物品名及描述	QUANTITY/数量	UNIT PRICE/价格 DDP Final Destination		AMOUNT/总金额	
Server M31S+ 80TH/服务器M31S+ 80TH	340	USD	1,850.00	USD	629,000.00
Server M31S+ 78TH/服务器M31S+ 78TH	180	USD	1,808.25	USD	325,485.00
Server M31S+ 76TH/服务器M31S+ 76TH	180	USD	1,766.50	USD	317,970.00
Total/总计：	700	PCS		USD	1,272,455.00

Amount/总金额：USD One Million Two Hundred Seventy Two Thousand Four Hundred Fifty Five Only.

Packing/包装：

Shipping Marks/唛头： N/M

Delivery Date/交货日期： Within 10 days After Full Advance Payment Received

Loading Port&Destination装货/卸货港口: Hongkong/NE

Payment/付款条件及方式: 100% in Advance

Arbitration仲裁：

Any dispute arising from or in connection with this Contract shall be submitted to China international Economic and Trade Arbitration Commission Shanghai Commission for arbitration which shall be conducted in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binging upon both parties.

凡涉及本合同或因执行本合同而发生的一切争执，应通过友好协商解决，如果协商不能解决，则可提交仲裁委员会根据该会暂定的仲裁法则和程序进行仲裁。仲裁裁决是终局，对双方都有约束力。仲裁费用由败述方承担。仲裁也可在双方均能接受的第三国进行

Warranty Period/质保期：365 Days from the date of Delivery发货之日起365天

Server Performance: Hash Rate: 80TH±5% Power Consumption:3360W±5%

卖方/Seller：
赢趣购技术香港有限公司
INCHIGLE TECHNOLOGY HONGKONG LIMITED

买方/Buyer：[signature]
Marathon Patent Group, Inc
Merrick Okamoto, CEO